SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

October 23, 2007
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO  80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated October 25, 2007

Item 2.02.	Results of Operations and Financial Condition.

On October 25, 2007, Ball Corporation (the “Company”) issued a press release announcing its third quarter earnings for 2007, which results are set forth in the press release dated October 25, 2007, and attached hereto as Exhibit 99.1.

Earnings information regarding the third quarter for 2007, as well as information regarding the use of non-GAAP financial measures, are set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On October 23, 2007, the Board of Directors of the Company approved a plan to close two aerosol container manufacturing plants in the United States and will exit the custom and specialty tinplate can business as part of a restructuring of the Company’s metal food and household products packaging division, Americas.

The Company plans to close aerosol can manufacturing plants in Commerce, California, and Tallapoosa, Georgia, and relocate certain of the related aerosol and container manufacturing equipment into existing metal food container facilities.  Ball makes custom and specialty tinplate cans in its Baltimore, Maryland, plant, and intends to sell that facility.  All three facilities were acquired in 2006 as part of the Company’s acquisition of U.S. Can Corporation.  The two plant closures will result in a net reduction in manufacturing capacity of 10 production lines, including the relocation of two high-speed aerosol lines into Ball facilities.

The Company will record a largely noncash, after-tax charge of approximately $26 million in the fourth quarter of 2007 related to the plant closures and equipment relocation.  When completed in 2009, the actions are expected to yield annualized cost savings in excess of $15 million.

The following is furnished as an exhibit to this report:

Exhibit 99.1                                Ball Corporation Press Release dated October 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Raymond J. Seabrook
	Name:	Raymond J. Seabrook
	Title:	Executive Vice President and
Chief Financial Officer

Date:   October 25, 2007

Ball Corporation
Form 8-K
October 25, 2007

EXHIBIT INDEX

Description	Exhibit

Press Release dated October 25, 2007	99.1